Exhibit 1.02

GUARANTEE AND AMENDED AND RESTATED SECURITY AGREEMENT

made by

HC INNOVATIONS, INC.

and its Subsidiaries

in favor of

the Noteholders Identified Herein

and

Pacific Aerie Holding LLC

as Agent

Dated as of December 23, 2008

TABLE OF CONTENTS

ARTICLE 1 DEFINED TERMS		4
1.1	Definitions	4
1.2	Other Definitional Provisions	8
ARTICLE 2 GUARANTEE		9
2.1	Guarantee	9
2.2	Right of Contribution	9
2.3	No Subrogation	10
2.4	Amendments, Etc. With Respect to the Obligations	10
2.5	Guarantee Absolute and Unconditional	10
2.6	Reinstatement	11
2.7	Payments	11
ARTICLE 3 GRANT OF SECURITY INTEREST		12
3.1	Grant of Security Interest	12
3.2	Perfection: Authorization to File Financing Statements	12
ARTICLE 4 PLEDGE OF SECURITIES		13
4.1	Pledge	13
4.2	Delivery of the Pledged Collateral	14
4.3	Representations, Warranties and Covenants	14
4.4	Certification of Limited Liability Company and Limited Partnership Interests	15
4.5	Registration in Nominee Name; Denominations	16
4.6	Voting Rights; Dividends and Interest	16
ARTICLE 5 REPRESENTATIONS AND WARRANTIES		18
5.1	Representations in Securities Amendment and Purchase Agreement	18
5.2	Title; No Other Liens	18
5.3	Perfected First Priority Liens	19
5.4	Chief Executive Office; Inventory and Equipment	19
5.5	Farm Products	19
5.6	Accounts	20
ARTICLE 6 COVENANTS		20
6.1	Covenants in Securities Amendment and Purchase Agreement	20
6.2	Other Actions	20
6.3	Covenants Regarding Patent, Trademark and Copyright Collateral	22
6.4	Payment of Obligations	24
6.5	Maintenance of Perfected Security Interest; Further Documentation	24
6.6	Changes in Locations, Name, etc.	24
6.7	Notices	25
6.8	Accounts	25
6.9	Maintenance of Inventory and Equipment	25
6.10	Additional Shares	26
ARTICLE 7 REMEDIAL PROVISIONS		26
7.1	Certain Matters Relating to Accounts	26
7.2	Communications with Obligors; Grantors Remain Liable	26
7.3	Proceeds to be Turned Over To Collateral Agent	27
7.4	Application of Proceeds	27
7.5	New York UCC and Other Remedies	28

i

7.6	Waiver; Deficiency	28
ARTICLE 8 THE COLLATERAL AGENT		29
8.1	Collateral Agent’s Appointment by Noteholders, Etc.	29
8.2	Delegation of Duties	29
8.3	Exculpatory Provisions	29
8.4	Reliance by Collateral Agent	29
8.5	Notice of Default	30
8.6	Non-Reliance on Collateral Agent and Other Noteholders	30
8.7	Indemnification	31
8.8	Collateral Agent In Its Individual Capacity	31
8.9	Successor Agent	31
8.10	Collateral Agent’s Appointment by Grantors as Attorney-in-Fact, Etc.	32
8.11	Duty of Collateral Agent	33
8.12	Execution of Financing Statements	34
8.13	Authority of Collateral Agent	34
ARTICLE 9 MISCELLANEOUS		34
9.1	Amendments in Writing	34
9.2	Notices	35
9.3	No Waiver by Course of Conduct; Cumulative Remedies	35
9.4	Enforcement Expenses; Indemnification	35
9.5	Successors and Assigns	36
9.6	Set-Off	36
9.7	Counterparts	36
9.8	Severability	36
9.9	Section Headings	37
9.10	Integration	37
9.11	GOVERNING LAW	37
9.12	Submission To Jurisdiction; Waivers	37
9.13	Acknowledgements	37
9.14	WAIVER OF JURY TRIAL	38
9.15	Additional Guarantors; Additional Grantors	38
9.16	Releases	38

SCHEDULES AND ANNEXES

ANNEX 1	Grantor Assumption Agreement
SCHEDULE 1(i)	Copyrights
SCHEDULE 1(r)	License
SCHEDULE 1(w)	Patents
SCHEDULE 1(ff)	Trademarks
SCHEDULE 4.1	Pledged Securities
SCHEDULE 5.4	Chief Executive Office and Places of Business
SCHEDULE 6.2	Account Control Agreement
SCHEDULE 9.15	Assumption Agreement

ii

GUARANTEE AND AMENDED AND RESTATED SECURITY AGREEMENT

          GUARANTEE AND AMENDED AND RESTATED SECURITY AGREEMENT, dated as of December 23, 2008, among HC Innovations, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company identified herein (the Company, such Subsidiaries and any other entity that may become a party hereto pursuant to Section 9.15, together, the “Grantors”), the holders of the Amended Notes identified on Annex 1 hereto and those individuals and entities who may become holders of such Amended Notes from time to time (the “Noteholders”), and Pacific Aerie Holding LLC, as Collateral Agent (in such capacity, the “Collateral Agent”) (the Noteholders, such individuals and entities and the Collateral Agent, together, the “Secured Parties”).

W I T N E S S E T H:

          WHEREAS, the Company previously has issued to the Noteholders certain secured convertible promissory notes in the aggregate principal amount of $7,139,955 plus interest, pursuant to various subscription agreements (the “Existing Notes”);

          WHEREAS, the obligations of the Company under the Existing Notes were guaranteed by the Company’s Subsidiaries and Affiliates pursuant to various guarantee agreements entered into substantially contemporaneously with the issuance of the Existing Notes (the “Existing Guarantee Agreements”);

          WHEREAS, the Existing Notes were secured by certain collateral granted by the Company, its Subsidiaries and Affiliates pursuant to various security agreements entered into substantially contemporaneously with the issuance of the Existing Notes (the “Existing Security Agreements”);

          WHEREAS, the Company and the Noteholders have entered into that certain Securities Amendment and Purchase Agreement dated as of December 23, 2008 (as amended, supplemented or otherwise modified from time to time, the “Securities Amendment and Purchase Agreement”), pursuant to which the Noteholders have agreed, among other matters, to amend and restate their Existing Notes as Amended Notes and to purchase from the Company additional notes which are also Amended Notes upon the terms and subject to the conditions set forth therein;

          WHEREAS, it is the intention of the parties hereto that the guarantees, security interests and other benefits provided by, the Existing Guarantee Agreements and the Existing Security Agreements shall continue for the benefit of the Secured Parties hereto, and that further guarantees, security interests and other benefits shall be provided to the Secured Parties, all upon terms and subject to the conditions set forth herein;

          WHEREAS, the proceeds of the sale of the additional Amended Notes under the Securities Amendment and Purchase Agreement will be used by the Grantors solely for repayment of the principal amount of, interest on, and other amounts owing in respect of, the Existing Credit Agreement;

          WHEREAS, the Grantors are members of an affiliated group of companies engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Securities Amendment and Purchase Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Noteholders to consummate the transactions contemplated by the Securities Amendment and Purchase Agreement that the Grantors shall have executed and delivered this Agreement for the ratable benefit of the Secured Parties.

          NOW, THEREFORE, in consideration of the premises and to induce the Noteholders to enter into the Securities Amendment and Purchase Agreement and to induce the Noteholders to consummate the transactions contemplated thereby, each Grantor hereby agrees, for the ratable benefit of the Secured Parties, as follows:

ARTICLE 1

DEFINED TERMS

     1.1 Definitions

     The following terms shall have the following meanings:

          (a) “Accounts” means, collectively, and in each instance however and wherever arising all accounts receivable and other rights to payment arising out of the sale or lease of goods and services, whether or not such right is evidenced by an Instrument or Chattel Paper, and whether or not earned by performance, including, without limitation, all “accounts” as such term is defined in the New York UCC and all other obligations of any kind at any time due or owing to Grantors

          (b) “Agreement” means this Guarantee and Amended and Restated Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          (c) “Collateral” has the meaning set forth in Section 3.1 hereof.

          (d) “Collateral Account” means any collateral account established by the Collateral Agent as provided in Section 7.1.

          (e) “Collateral Agent” shall have the meaning set forth in the preamble to this Agreement.

          (f) “Collateral Party” means the pledgor, mortgagor or grantor of a security interest for the benefit of the Collateral Agent and the Noteholders under any Security Document.

          (g) “Company” has the meaning set forth in the preamble to this Agreement.

          (h) “Company Obligations” means, collectively, the unpaid principal of and interest on the Amended Notes and all other obligations and liabilities of the Company to the Collateral Agent or any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Securities Amendment and Purchase Agreement, this Agreement, the other Transaction Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

          (i) “Copyright License” means any written agreement, now or hereafter in effect. granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

          (j) “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country. including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 1.1(i).

          (k) “Documents” means, collectively, the Pledged Securities, all chattel paper, all instruments, all investment property and all documents and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and other documents, including, without limitation, all “chattel paper”, “instruments”, “investment property” and documents”, as such terms are defined in the New York UCC, in each instance whether now owned or hereafter acquired by such Grantor.

          (l) “Equipment” means all machinery and equipment, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description, in each instance whether now owned or hereafter acquired by any Grantor and wherever located, including without limitation all “equipment”, as such term is defined in the New York UCC; provided that equipment shall not include “fixtures” as defined in Section 9-313 of the New York UCC.

          (m) “Existing Financing Statements” means collectively, each UCC-1 financing statement naming each individual Noteholder as the secured party and the Company as debtor filed in connection with the Existing Security Agreements.

          (n) “Existing Guarantee Agreements” has the meaning set forth in the recitals to this Agreement.

          (o) “Existing Security Agreements” has the meaning set forth in the recitals to this Agreement.

          (p) “Financing Statement” means, as the context may require, (i) the Existing Financing Statements; (ii) any and all UCC-3 financing statements amending the Existing

Financing Statements and (iii) any and all UCC-1 financing statements naming the Grantors and the Secured Parties as secured party.

          (q) “Fully Satisfied” means, with respect to the Obligations as of any date, that, on or before such date, (i) the principal of and interest accrued to such date on such Obligations shall have been paid in full in cash, (ii) all fees, expenses and other amounts then due and payable which constituted Obligations shall have been paid in full in cash, and (iii) the New Warrants shall have expired or irrevocably been terminated; provided, however, that, on such date, none of the Collateral Agent or the Secured Parties shall have made any claims in respect of Obligations against the Company or any Guarantor under any provision of any of the Transaction Documents that has not been cash collateralized by an amount sufficient in the reasonable judgment of the Collateral Agent and such Secured Party to secure such claim.

          (r) “General Intangibles” means, collectively, and in each instance however and wherever arising: (i) all rights, interests, choses in action, causes of action, claims and all other intangible property of any Grantor of every kind and nature, in each instance whether now owned or hereafter acquired by any Grantor, including, without limitation, all corporate and other business records; (ii) all loans, royalties, and other obligations receivable; (iii) all Trademarks, inventions, designs, patents, patent applications, (including any applications for the foregoing and whether or not registered) and the goodwill of any Grantor’s business connected with and symbolized by the same; (iv) trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, U.S. registered copyrights, licenses relating to trademarks and U.S. registered copyrights, franchises, customer lists, credit files, correspondence and advertising materials; (v) all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; (vi) all interests in partnerships, joint ventures and other entities; (vii) all tax refunds and tax refund claims; (viii) all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; (ix) all payments due or made to any Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; (x) all deposit accounts (general or special) with any bank or other financial institution; (xi) all credits with and other claims against carriers and shippers; (xii) all rights to indemnification; (xiii) all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; (xiv) all proceeds of insurance of which any Grantor is a beneficiary; (xv) all letters of credit, guaranties, liens, security interests and other security held by or granted to any Grantor; and (xvi) all other intangible property, whether or not similar to the foregoing, including, without limitation, all “general intangibles,” as such term is defined in the New York UCC.

          (s) “Grantors” has the meaning set forth in the preamble to this Agreement.

          (t) “Guarantor” means each of the Company’s Subsidiaries.

          (u) “Guarantor Obligations” means, with respect to any Guarantor, the collective reference to (i) the Company Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Transaction Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Transaction Document).

          (v) “Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in the ordinary course of business is transferred by delivery with any necessary indorsement or assignment, including, without limitation, all “instruments” as such term is defined in the New York UCC.

          (w) “Inventory” means, collectively, and in each instance, however and wherever arising, all inventory, finished goods, raw materials, work in process and other goods, including, without limitation, all “inventory” as such term is defined in the New York UCC.

          (x) “License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule 1.1(r).

          (y) “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

          (z) “Obligations” mean (i) in the case of the Company, the Company Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          (aa) “Other Property” means, collectively, all property or interests in property now owned or hereafter acquired by any Grantor which now may be owned or hereafter may come into the possession, custody or control of the Collateral Agent, any of the Secured Parties or any agent or Affiliate of any of them in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of any Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, bank accounts, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money; (iii) proceeds of loans; and (iv) insurance proceeds and books and records relating to any of the Collateral.

          (bb) “Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

          (cc) “Patents” means all of the following now owned or hereafter acquired by any Grantor: (i) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule 1(w), and (ii) all reissues, continuations, divisions, continuations-in-past, renewals or extensions thereof. and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

          (dd) “Pledged Collateral” has the meaning set forth in Section 4.1(f) hereof.

          (ee) “Pledged Debt” has the meaning set forth in Section 4.1(b) hereof.

          (ff) “Pledged Securities” has the meaning set forth in Section 4.1(a) hereof.

          (gg) “Noteholders” has the meaning set forth in the preamble to this Agreement.

          (hh) “Securities Amendment and Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

          (ii) “Secured Parties” has the meaning set forth in the preamble to this Agreement.

          (jj) “Securities Act”: means the Securities Act of 1933, as amended.

          (kk) “Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

          (ll) “Trademarks” means all of the following now owned or existing or hereafter adopted or acquired by any Grantor: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connections therewith, including without limitation registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any state of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including without limitation those listed in Schedule 1.1(ff), (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

     1.2 Other Definitional Provisions.

          (a) Unless otherwise defined herein, terms defined in the Securities Amendment and Purchase Agreement and used herein shall have the meanings given to them in the Securities Amendment and Purchase Agreement, and the following terms which are defined in the New York UCC in effect on the date hereof are used herein as so defined: Chattel Paper, Equity Interests, Instruments and Proceeds.

          (b) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE 2

GUARANTEE

     2.1 Guarantee

          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

          (b) Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Company or any other Person.

          (c) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (d) Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this ARTICLE 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

          (e) The guarantee contained in this ARTICLE 2 shall remain in full force and effect until all the Guarantor Obligations shall have been Fully Satisfied.

          (f) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until the Company Obligations are paid in full.

     2.2 Right of Contribution

     Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

     2.3 No Subrogation

     Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties on account of the Obligations are Fully Satisfied. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been Fully Satisfied, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

     2.4 Amendments, Etc. With Respect to the Obligations

     Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, extended, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Securities Amendment and Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Noteholders or all Secured Parties, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this ARTICLE 2 or any property subject thereto.

     2.5 Guarantee Absolute and Unconditional

     Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this ARTICLE 2 or acceptance of the guarantee contained in this ARTICLE 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this ARTICLE 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Securities Amendment and Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this ARTICLE 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

     2.6 Reinstatement

     The guarantee contained in this ARTICLE 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7 Payments

     Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in United States Dollars at the office of the Collateral

Agent located at 8813 S. Blue Jay Circle, Salt Lake City, Utah 84121, Attention: Kenneth D. Lame.

ARTICLE 3

GRANT OF SECURITY INTEREST

     3.1 Grant of Security Interest

     Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest (the “Security Interest”) in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)	all Accounts;

(b)	all Equipment;

(c)	all General Intangibles;

(d)	all Pledged Collateral;

(e)	all Inventory;

(f)	all Documents; and

(g)	all Other Property.

     Each Grantor hereby reaffirms the grant of security interests made pursuant to the Existing Security Agreements.

     3.2 Perfection: Authorization to File Financing Statements

     Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and/or “in lieu of” financing statements and/or amendments of any financing statements filed at any time and from time to time that (a) indicate the Collateral (i) as all assets of each Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Without limiting the foregoing, the Collateral Agent will file the Financing Statements.

     3.3 Ranking

     Notwithstanding the date, manner or order of grant, attachment or perfection of any Secured Party and notwithstanding any provision of the UCC, or any other applicable law, including, without limitation, the laws of the State of New York, the Collateral Agent and the Secured Parties hereby agree that, as among themselves, any and all security interests created by the Existing Security Agreements and the security interests granted by Section 3.1 and Section 4.1 of this Agreement, will rank pari passu one with the other.

ARTICLE 4

PLEDGE OF SECURITIES

     4.1 Pledge

     As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under

          (a) the shares of capital stock and other Equity Interests owned by it and listed on Schedule 4.1 and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Securities”); provided that the Pledged Securities shall not include more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary,

          (b) (i) the debt securities listed opposite the name of such Grantor on Schedule 4.1, (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”),

          (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 4.1,

          (d) subject to Section 4.6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above,

          (e) subject to Section 4.6, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and

          (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

     4.2 Delivery of the Pledged Collateral

          (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Collateral.

          (b) Each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

          (c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Collateral shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule 4.1 and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Collateral. Each schedule so delivered shall supplement any prior schedules so delivered.

     4.3 Representations, Warranties and Covenants

     The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

          (a) Schedule 4.1 correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Securities and includes all Equity Interests, debt securities and promissory notes legally or beneficially owned by Grantor;

          (b) the Pledged Securities and Pledged Debt have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Securities, are fully paid and nonassessable and (ii) in the case of Pledged Debt are legal, valid and binding obligations of the issuers thereof;

          (c) except for the security interests granted hereunder, each of the Grantors (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 4.1 as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement or Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement or Permitted Liens and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Liens), however, arising, of all Persons whomsoever;

          (d) except for restrictions and limitations imposed by the Transaction Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

          (e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

          (f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

          (g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Collateral is delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Collateral as security for the payment and performance of the Obligations; and

          (h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

     4.4 Certification of Limited Liability Company and Limited Partnership Interests

     Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

     4.5 Registration in Nominee Name; Denominations

     The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, indorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

     4.6 Voting Rights; Dividends and Interest

          (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 4.6 are being suspended:

          (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Securities Amendment and Purchase Agreement and the other Transaction Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Securities Amendment and Purchase Agreement or any other Transaction Document or the ability of the Secured Parties to exercise the same.

          (ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

          (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Securities Amendment and Purchase Agreement, the other Transaction Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation. acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary indorsement).

          (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 4.6, then all rights of any Grantor to dividends, interest. principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 4.6 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 4.6 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary indorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.4. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 4.6 and that remain in such account.

          (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 4.6, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 4.6, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 4.6. shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that, unless otherwise directed by the Required Noteholders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

          (d) Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 4.6 (i) may be given to one or more of the Grantors at the same or different times and (ii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

          To induce the Collateral Agent and the Noteholders to enter into the Securities Amendment and Purchase Agreement and to induce the Noteholders to make their respective purchases and exchanges of or for the Amended Notes and New Warrants from the Company thereunder, the Company and each Guarantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

     5.1 Representations in Securities Amendment and Purchase Agreement

     In the case of each Guarantor, the representations and warranties of the Company set forth in the Securities Amendment and Purchase Agreement as they relate to such Guarantor or to the Transaction Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Collateral Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 5.1, be deemed to be a reference to such Guarantor’s knowledge.

     5.2 Title; No Other Liens

          (a) No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) those created by the Existing Credit Agreement, which liens shall be extinguished within 30 days after the Closing and (ii) such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Securities Amendment and Purchase Agreement.

          (b) Each Grantor is the legal and beneficial owner of the Collateral free and clear of all liens, security interests or other encumbrances, except as expressly permitted by the Securities Amendment and Purchase Agreement.

          (c) For the past five years, each Grantor has conducted business only under its own corporate name and not under any trade name or other name.

          (d) Each Grantor has exclusive possession and control of the Inventory (other than raw materials and work in process) and Equipment, except for (i) Inventory and Equipment in the possession and control of such Grantor’s lessees and licensees under written lease and license agreements entered into in the ordinary course of business and consistent with past practice and (ii) Inventory and Equipment in transit with common or other carriers.

          (e) The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt of each Grantor’s Subsidiaries (if any), and, to the best of each Grantor’s knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the issuers thereof.

          (f) The Pledged Securities indicated on Schedule 4.1 hereto constitute all of the shares held by each Grantor of the respective issuers thereof and constitute 100% of all of the shares of stock of the respective issuers who are Subsidiaries of such Grantor.

          (g) Other than filings with the United States Patent and Trademark Office, filings and registrations with the United States Copyright Office and filings under the Uniform Commercial Code in effect in each relevant jurisdiction, no authorization, approval or other action by, and no notice to or filing with, any federal, state or local governmental authority in the United States that have not already been taken or made and which are in full force and effect, is required (i) for the pledge by each Grantor of the Pledged Collateral or for the grant by each Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the exercise by the Collateral Agent of the voting or other rights provided in this Agreement with respect to the Pledged Collateral or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally), or (iii) for the exercise by the Collateral Agent of any of its other rights or remedies hereunder.

     5.3 Perfected First Priority Liens

     In the case of each Grantor, the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified in Section 6.2 (which, in the case of all filings and other documents referred to in Section 6.2, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (except as to the ability of the Collateral Agent, for the ratable benefit of the Secured Parties, to have the U.S. federal government make payments directly to the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of Accounts arising under contracts with the U.S. federal government as to which no filing has been or will be made under the Federal Assignment of Claims Act) and (b) are prior to all other Liens on the Collateral in existence on the date hereof, except for such liens created by the Existing Credit Agreement, which liens shall be extinguished within 30 days after the Closing.

     5.4 Chief Executive Office; Inventory and Equipment

     On the date hereof, each Grantor’s jurisdiction of organization, the location of such Grantor’s chief executive office and principal place of business are specified on Schedule 5.4. As of the date of this Agreement, the locations listed on Schedule 5.4 to this Agreement constitute all locations at which its Inventory (other than raw materials and work in process) or Equipment is located, except for (a) Inventory or Equipment temporarily in transit from one location listed on Schedule 5.4 to another location listed on Schedule 5.4 or (b) Inventory or Equipment in transit with common or other carriers to a location listed on Schedule 5.4.

     5.5 Farm Products

     None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     5.6 Accounts

          (a) In the case of each Grantor, no amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

          (b) In the case of each Grantor, the amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Accounts will at such times be accurate.

ARTICLE 6

COVENANTS

          Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been Fully Satisfied:

     6.1 Covenants in Securities Amendment and Purchase Agreement

     Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

     6.2 Other Actions

     In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

          (a) Instruments. If any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith indorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

          (b) Deposit Accounts. For each deposit account that any Grantor at any time opens or maintains, such Grantor and the Collateral Agent shall either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to a duly executed and completed Account Control Agreement substantially in the form of Schedule 6.2 or in such other form proposed by such depository bank as shall be acceptable to the Collateral Agent, it being understood that the Collateral Agent shall issue such instructions to such depositary banks only in connection with the exercise of remedies following the occurrence of an Event of Default, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (A) any deposit account for which any Grantor, the depositary bank and the

Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) deposit accounts for which the Collateral Agent is the depositary.

          (c) Investment Property. Except to the extent otherwise provided in ARTICLE 4, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith indorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

          (d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral

Agent agrees with such Grantor that the Collateral Agent will arrange. pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control. for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

          (e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

          (f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $100,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

          (g) Leasehold Deposits. If any Grantor shall at any time hold or acquire any leasehold deposits, such Grantor shall promptly notify the Collateral Agent thereof, and shall authorize the Collateral Agent to file a UCC-9 financing statement in the county where the leasehold is located and in the state of organization of such Grantor.

     6.3 Covenants Regarding Patent, Trademark and Copyright Collateral.

          (a) Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

          (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

          (c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

          (d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

          (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

          (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

          (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent. Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment. promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

          (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

     6.4 Payment of Obligations

     Each Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     6.5 Maintenance of Perfected Security Interest; Further Documentation

          (a) Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having first priority pursuant to Section 5.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Each Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of each Grantor, such Grantor, will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

     6.6 Changes in Locations, Name, etc.

          No Grantor will, except upon 15 days prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

          (a) change its jurisdiction of organization, the location of its chief executive office, or the location of its sole place of business from that referred to in Schedule 5.4 above; or

          (b) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading; or

          (c) make any other change(s) which might affect the perfection or priority of the Secured Parties’ Lien in the Collateral.

     6.7 Notices

     In the case of each Grantor, such Grantor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Securities Amendment and Purchase Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     6.8 Accounts

          (a) Each Grantor, other than in the ordinary course of business consistent with its past practice, will not (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

     6.9 Maintenance of Inventory and Equipment

          (a) Each Grantor hereby covenants that is shall keep the Inventory and Equipment (other than raw materials and work in process and Inventory sold in the ordinary course of business and Equipment sold in accordance with the terms of the Securities Amendment and Purchase Agreement) at the places specified on Schedule 5.4 hereof and deliver written notice to the Collateral Agent at least 30 days prior to establishing any other location at which it reasonably expects to maintain Inventory (other than raw materials and work in process) or Equipment, in which jurisdiction all action required by paragraph (b) hereof shall have been taken with respect to all such Inventory or Equipment, as the case may be, in order to perfect the security interest granted therein under this Agreement.

          (b) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Inventory or Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of the each Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end. Each Grantor shall promptly furnish to the Collateral Agent a statement respecting any material loss or damage as a result of a single occurrence to any of its Inventory or Equipment which has an aggregate fair market value exceeding $25,000.

     6.10 Additional Shares

     Each Grantor agrees that it will (a) cause each issuer of the Pledged Securities subject to its control not to issue any stock or other securities in addition to or in substitution for the Pledged Securities issued by such issuer, except to such Grantor or as otherwise permitted under the Securities Amendment and Purchase Agreement, and (b) pledge, hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Securities. Each Grantor hereby authorizes the Collateral Agent to modify this Agreement by amending Schedule 4.1 to include such additional shares or other securities.

ARTICLE 7

REMEDIAL PROVISIONS

     7.1 Certain Matters Relating to Accounts

          (a) The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

          (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts, subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 7.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

     7.2 Communications with Obligors; Grantors Remain Liable

          (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.

          (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     7.3 Proceeds to be Turned Over To Collateral Agent

     In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 7.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.4.

     7.4 Application of Proceeds

     If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been Fully Satisfied shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

     7.5 New York UCC and Other Remedies

     If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     7.6 Waiver; Deficiency

     Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

ARTICLE 8

THE COLLATERAL AGENT

     8.1 Collateral Agent’s Appointment by Noteholders, Etc.

          Each Noteholder hereby irrevocably designates and appoints Pacific Aerie Holding LLC as the Collateral Agent of such Noteholder under this Agreement and the other Transaction Documents, and each such Noteholder irrevocably authorizes Pacific Aerie Holding LLC, as the Collateral Agent for such Noteholder, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Noteholder in connection with this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Collateral Agent.

     8.2 Delegation of Duties

          The Collateral Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through agents or attorneys-in-fact and shall be entitles to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     8.3 Exculpatory Provisions

          Neither the Collateral Agent nor any of its officers, directors, shareholders, partners, employees, agents or attorneys-in-fact shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Transaction Document (except for its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Noteholders for any recitals, statements, representations or warranties made by any Grantor or any officer thereof contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Transaction Document or for any failure of any Grantor to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Grantor.

     8.4 Reliance by Collateral Agent

          (a) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon (i) any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex, fax or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and (ii) advice and statements of legal counsel (including, without limitation, counsel to any Grantor), independent accountants and other experts selected by the Collateral Agent.

          (b) The Collateral Agent may deem and treat the payee of any Amended Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent in accordance with Section 9.2.

          (c) The Collateral Agent may be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Noteholders as it deems appropriate or it shall first be indemnified to its satisfaction by the Noteholders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases the Collateral Agent shall be fully protected in acting or in refraining from acting under this Agreement and the Amended Notes and the other Transaction Documents in accordance with a request of the Required Noteholders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Noteholders.

     8.5 Notice of Default

          The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from a Noteholder or a Grantor (or a Guarantor or Collateral Party) referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Noteholders. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Noteholders; provided, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Noteholders.

     8.6 Non-Reliance on Collateral Agent and Other Noteholders

          Each Noteholder expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, shareholders, partners, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of any Grantor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Noteholder. Each Noteholder represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Noteholder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Grantors and made its own decision to enter into the transactions contemplated by the Transaction Documents. Each Noteholder also represents to the Collateral Agent that it will independently and without reliance upon the Collateral Agent or any other Noteholder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Grantors. Except for notices, reports and other documents expressly required to be furnished to the Noteholders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Noteholder with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Grantor which may come into the possession of the Collateral Agent or any of its officers, directors, members, partners, employees, agents or attorneys-in-fact.

     8.7 Indemnification

          The Noteholders agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Grantors and without limiting any obligation of any Grantor or Guarantor to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any other amounts payable hereunder) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing, provided that no Noteholder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses of disbursements resulting solely from the Collateral Agent’s gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

     8.8 Collateral Agent In Its Individual Capacity

          (a) The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Grantors as though the Collateral Agent were not the Collateral Agent hereunder and under the other Transaction Documents.

          (b) With respect to its Notes made, renewed, amended or restated by it and any Note issued to it, the Collateral Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any Noteholder and may exercise the same as though it were not the Collateral Agent, and the terms “Noteholder” and “Noteholders” shall include the Collateral Agent in its individual capacity.

     8.9 Successor Agent

          (a) The Collateral Agent may resign as Collateral Agent upon thirty (30) days’ notice to the Noteholders. If the Collateral Agent shall resign as Collateral Agent under this Agreement and the other Transaction Documents, then the Required Noteholders shall appoint from among the Noteholders a successor agent for the Noteholders, subject to approval by the Grantors, which approval shall not be unreasonably withheld, delayed or conditioned. Any rejection by any Grantor of a successor Collateral Agent shall specify the reasons for such rejection. Failure of the Grantors to approve or rejection a successor Collateral Agent within ten (10) days following request for approval shall be deemed to constitute approval.

          (b) Upon such appointment and approval, (i) the successor agent shall succeed to the rights, powers and duties of the Collateral Agent, (ii) the term “Collateral Agent” shall mean such successor agent effective upon its appointment, and (iii) the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any parties to this Agreement or any Noteholders.

          (c) After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Section 8.9 shall insure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Transaction Documents.

     8.10 Collateral Agent’s Appointment by Grantors as Attorney-in-Fact, Etc.

          (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

          (ii) upon such Grantor’s failure to do so, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii) execute, in connection with any sale provided for in Section 7.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Guarantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do. Anything in this Section 8.10(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.10(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The Collateral Agent shall use its best efforts to notify each Grantor if the Collateral Agent shall itself perform or comply, or otherwise, cause performance or compliance, with any of such Grantor’s agreements hereunder, but failure of the Collateral Agent to so notify such Grantor should not affect the obligations of such Grantor.

          (c) Each Grantor is authorized to assume that, upon receipt by the Collateral Agent of any payment for the account of the Secured Parties hereunder, the Collateral Agent will transmit such payment to the Secured Parties in accordance with this Agreement, and no Grantor shall be held liable for the Collateral Agent’s failure to do so.

          (d) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.10, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be accruing on the Amended Notes, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

          (e) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     8.11 Duty of Collateral Agent

     The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     8.12 Execution of Financing Statements

     Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

     8.13 Authority of Collateral Agent

     The Company and each Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by an agreement between the Collateral Agent and Secured Parties, as may exist from time to time among them, but, as between the Collateral Agent and the Company and the Guarantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Company nor any Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE 9

MISCELLANEOUS

     9.1 Amendments in Writing

     None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.7 of the Securities Amendment and Purchase Agreement.

     9.2 Notices

     All notices, requests and demands to or upon the Collateral Agent or the Company or any Guarantor hereunder shall be effected in the manner provided for in the Securities Amendment and Purchase Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5.4.

     9.3 No Waiver by Course of Conduct; Cumulative Remedies

     Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     9.4 Enforcement Expenses; Indemnification

          (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in ARTICLE 2 or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent.

          (b) The Company and each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) The Company and each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to the Securities Amendment and Purchase Agreement.

          (d) The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Securities Amendment and Purchase Agreement and the other Transaction Documents.

     9.5 Successors and Assigns

     This Agreement shall be binding upon the successors and assigns of the Company and each Guarantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided, that neither the Company nor any Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

     9.6 Set-Off

     The Company and each Guarantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time following the occurrence of and during the continuation of a Default or an Event of Default, without notice to the Company or such Guarantor or any other Guarantor, any such notice being expressly waived by the Company and each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of such Person, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Person to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Person, in any currency, whether arising hereunder, under the Securities Amendment and Purchase Agreement, any other Transaction Document or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Secured Party shall notify such Person promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Party under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

     9.7 Counterparts

     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9.8 Severability

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.9 Section Headings

     The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     9.10 Integration

     This Agreement and the other Transaction Documents represent the agreement of the Company, the Guarantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

     9.11 GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

     9.12 Submission To Jurisdiction; Waivers

     The Company and each Guarantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or such Guarantor, as the case may be, at its address referred to in Schedule 5.4 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     9.13 Acknowledgements

     The Company and each Guarantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

          (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to the Company or any Guarantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Company and the Guarantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Company or the Guarantors and the Secured Parties.

     9.14 WAIVER OF JURY TRIAL

     THE COMPANY AND EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE SECURED PARTIES AND THE COLLATERAL AGENT, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.15 Additional Guarantors; Additional Grantors

          Each Subsidiary of the Company that is required to become a Grantor pursuant to the Securities Amendment and Purchase Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Grantor Assumption Agreement in the form of Annex 1 hereto.

     9.16 Releases

          (a) At such time as Obligations have been Fully Satisfied, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent, the Company and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Securities Amendment and Purchase Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

[signature pages follow]

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Amended and Restated Security Agreement to be duly executed and delivered as of the date first above written.

HC Innovations, Inc.	[Subsidiary]

By:	By:

Name:	Name:
Title:	Title:

[Subsidiary]	[Subsidiary]
By:	By:

Name:	Name:
Title:	Title:

NOTEHOLDERS:

WELWYN MANAGEMENT COMPANY	JAMES J. BIGL REVOCABLE TRUST

By:	By:

Name: Richard DeLater	Name: James J. Bigl
Title:	Title:

BRAHMA FINANCE (BVI) LIMITED	PACIFIC AERIE HOLDING LLC

By:	By:

Name: Nicholas Barham	Name: Jon T. Lamé
Title:	Title: Manager

THE KENNETH D LAMÉ LIVING TRUST

By:

Name: Kenneth D. Lamé
Title: Manager

COLLATERAL AGENT:

PACIFIC AERIE HOLDING LLC

By:

Name: Jon T. Lamé
Title: Manager

RICHARD F. DELATER

By:

ANNEX 1

GRANTOR ASSUMPTION AGREEMENT

          GRANTOR ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ______________________________, a ______________ corporation (the “Additional Grantor”), in favor of [___________], as agent (in such capacity, the “Agent”) for the purchasers of the New Notes and New Warrants (the “Purchasers”) which are parties to that certain Securities Exchange and Purchase Agreement dated as of December 23, 2008, by and among the Purchasers and the Company (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) and those individuals and entities who may become holders of such New Notes and New Warrants from time to time (together with the Purchasers, the “Secured Parties”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

W I T N E S S E T H:

          WHEREAS, in connection with the Purchase Agreement, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of ___________, 2008 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

          WHEREAS, the Purchase Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Exhibit A hereto is hereby added to the information set forth in Schedules ____________ to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in ARTICLE 5 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:
Title:

SCHEDULE 1 (i)

COPYRIGHTS

SCHEDULE 1 (r)

LICENSE

SCHEDULE 1 (w)

PATENTS

SCHEDULE 1(ff)

TRADEMARKS

SCHEDULE 4.1

PLEDGED SECURITIES

SCHEDULE 5.4

CHIEF EXECUTIVE OFFICE AND PLACES OF BUSINESS

HC Innovations, Inc.	[Subsidiary].
_______________________	_______________________
_______________________	_______________________

[Subsidiary].	[Subsidiary].
_______________________	_______________________
_______________________	_______________________

[Subsidiary].	[Subsidiary].
_______________________	_______________________
_______________________	_______________________

[Subsidiary].	[Subsidiary].
_______________________	_______________________
_______________________	_______________________

SCHEDULE 6.2

ACCOUNT CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT, dated as of _________, 20__, made by _________________, as “Secured Party,”____________________, as “Grantor,”___________ as “Bank” in regards to Account Number ______________________.

WITNESSETH:

          WHEREAS, in connection with the Securities Amendment and Purchase Agreement dated ______, 2008, Grantor has granted Secured Party a security interest in the financial assets in the securities account identified above (the “Account”), maintained by Bank for Grantor.

          WHEREAS, the parties are entering into this Agreement to provide for the control of the Account as a means to perfect the security interest of Secured Party.

          WHEREAS, Bank has no responsibility to Secured Party in respect to the validity or perfection of such security interest otherwise than to act in accordance with the terms and conditions of this Agreement.

          NOW, therefore, it is agreed:

          1. The Account. Bank represents and warrants to Secured Party that Bank maintains the Account. Bank represents and warrants that except for the claim and interest of Grantor and Secured Party, Bank does not know of any claim to or interest in the Account or any financial assets credited thereto.

          2. Control by Secured Party. Bank will comply with all written notifications it receives directing it to transfer or redeem any financial assets in the Account (an “Entitlement Order”) (as set forth in Exhibit A attached hereto) originated by an authorized person of the Secured Party (an “Authorized Person of Secured Party,” as set forth in Exhibit B attached hereto) without further consent by Grantor.

          3. Grantor’s Rights in Account. Until Bank receives an Entitlement Order from an Authorized Person of Secured Party, Bank may accept and comply with any Entitlement Order signed by an authorized person of the Grantor (an “Authorized Person of Grantor,” as set forth in Exhibit C attached hereto). If an Authorized Person of Secured Party gives Bank an entitlement order notifying Bank that Secured Party will exercise exclusive control over the Account, Bank will cease complying with entitlement orders or other directions concerning the Account originated by an Authorized Person of Grantor. All instructions required under this Agreement will be delivered to Bank in writing, in either original or facsimile form, executed by an Authorized Person. In its capacity as Bank, Bank will accept all instructions and documents complying with the above under the indemnities provided in this Agreement, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply.

Further to this procedure, Bank reserves the right to telephone an Authorized Person to confirm the details of such instructions or documents if they are not already on file with Bank as standing instructions. The parties agree that the above constitutes a commercially reasonable security procedure. Entitlement orders received after 12:00 p.m. E.S.T. will be treated as if received on the next succeeding business day in New York.

          4. Investments: Assets in the Account may be invested only in investments specifically directed to the Bank in writing. Neither Bank nor any of its affiliates assume any duty or liability for monitoring the investment rating on any investments hereunder.

          5. Priority of Secured Party’s Security Interest. Bank subordinates in favor of Secured Party any interest lien or right of setoff it may have, now or in the future, against the Account or financial assets in the Account (except that Bank may set off all amounts due to it in respect of customary fees and expenses for the routine maintenance and operation of the Account).

          6. Statements, Confirmations and Notices of Adverse Claims. Bank will send copies of all statements and confirmations for the Account simultaneously to Grantor and Secured Party. Bank will use reasonable efforts promptly to notify Secured Party and Grantor if any other person claims that it has a property interest in the Account or any financial asset in the Account.

          7. Bank’s Responsibility.

          (a) Bank will not be liable to Secured Party for complying with entitlement orders from an Authorized Person of Grantor that are received by Bank before Bank receives and has a reasonable opportunity to act on an entitlement order from an Authorized Person of Secured Party.

          (b) If at any time Bank is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Account (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Account or any financial asset in the Account), Bank is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if Bank complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Bank will not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

          (c) Bank will be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Bank may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (d) Bank will not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. Bank will not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (e) This Agreement does not create any obligation of Bank except for those expressly set forth in this Agreement. In particular, Bank need not investigate whether Secured Party is entitled under Secured Party’s agreement with Grantor to give an entitlement order.

          (f) Bank will maintain the Account and financial assets in the same manner as it maintains accounts and assets for its custodial customers. During the term of this Agreement, Bank will remain a securities intermediary within the meaning of such term in Section 8- 102(a)(14) of Article 8 of the Uniform Commercial Code of the State of New York as in effect from time to time (the “UCC”) and 31 C.F.R. 357.2.

          8. Indemnity

          (a) The duties, responsibilities and obligations of Bank will be limited to those expressly set forth herein and no duties, responsibilities or obligations will be inferred or implied. Bank will not be subject to, nor required to comply with, any other agreement to which Grantor or Secured Party is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from Grantor or an entity acting on its behalf.

          (b) Grantor will be liable for and will reimburse and indemnify and hold Bank harmless from and against any and all claims, losses, actions, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively “Losses”) arising from or in connection with its administration of this Agreement, provided, however, that nothing contained herein will require Bank to be indemnified for Losses caused by its own gross negligence or own willful misconduct.

          (c) Bank may consult with legal counsel of its own choosing at the expense of the Grantor and Secured Party as to any matter relating to this Agreement, and Bank will not incur any liability in acting in good faith in accordance with any advice from such counsel.

          (d) Bank will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Bank including, but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility.

          9. Termination; Survival. Secured Party may terminate this Agreement by notice to Bank and Grantor. Upon receipt of a notice of termination, Bank will cease accepting any entitlement order from Grantor, and any previous entitlement order delivered by Grantor will be deemed to be of no further force and effect. If Secured Party notifies Bank that its security interest in the Account or all of the financial assets therein has terminated, this Agreement will immediately terminate. Section 5, “Compensation”, Section 6, “Bank’s Responsibility” and Section 7, “Indemnity,” will survive termination of this Agreement.

          10. Governing Law. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “securities intermediary’s jurisdiction”, and this Agreement and the Account (including all interests, duties and obligations with respect thereto, as well as the entitlement orders related thereto) will be governed by the laws of the State of New York. Bank and Grantor may not change the law governing the Account without Secured Party’s express written agreement. Each of the Grantor and Secured Party hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto will be brought in, courts located within the City and State of New York.

          11. Entire Agreement. This Agreement is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

          12. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by each of the parties hereto.

          13. Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

          14. Financial Assets. The Account and all property (including cash) credited to the Account will be treated as financial assets under the Article 8 of the UCC.

          15. Successors and Assigns. A successor to or assignee of Secured Party’s rights and obligations under the agreement between Secured Party and Grantor will succeed to Secured Party’s rights and obligations under this Agreement.

          16. Notices A notice or other communication to a party under this Agreement will be in writing (except that entitlement orders will be given in accordance with procedures as Bank may reasonably specify), will be sent to the party’s address set forth below or to such other address as the party may notify the other parties and will be effective on receipt.

          17. Miscellaneous.

          (a) IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, Bank will ask for information that will allow it to identify relevant parties.

          (b) Each of Grantor and Secured Party hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement by it does not and will not violate any applicable law or regulation.

          18. Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

SIGNATURES

[SECURED PARTY]

BY:

Name:
Title:
Address:

[GRANTOR]

BY:

Name:
Title:
Address:

[BANK]

BY:

Name:
Title:
Address:

FORM OF ENTITLEMENT ORDER

VIA FACSIMILE: 212-657-2762

[Depositary Bank]

Pursuant to the Account Control Agreement dated [   ], among [specify parties], and Citibank, N.A., we hereby instruct you of the following:

RECEIVE/DELIVER

ACCOUNT NUMBER:

USD:

VALUE DATE:

WIRE TO:

[ ]
as [Secured Party][Grantor]

By:

Name:
Title:

EXHIBIT B

Authorized Person of Secured Party	Authorized Person of Grantor